UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 17, 2010

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ANSYS, Inc. Long-Term Incentive Plan

On February 17, 2010, the Compensation Committee of ANSYS, Inc. (the “Company”) approved the ANSYS, Inc. Long-Term Incentive Plan (the “Long-Term Incentive Plan”). The Long-Term Incentive Plan is a long-term incentive compensation plan pursuant to which award recipients are granted restricted stock units that vest based upon the percentage return per share of the Company’s common stock over a three-year period (the “Total Shareholder Return”) as compared to the median percentage appreciation of the NASDAQ Composite Total Returns Index (the “Index”) over the same period of time. The maximum number of restricted stock units will be earned by a participant under this plan if the Total Shareholder Return is 110% or above the median percentage appreciation of the Index during any performance measurement period. The performance measurement periods will be three years in duration, starting on January 1, 2010 and January 1 of each year thereafter while the Long-Term Incentive Plan is effective. Unless otherwise provided by the Compensation Committee of the Company, upon a termination of employment for any reason, a participant will forfeit the right to receive any award not vested as of the date of such termination.

The number of restricted stock units that will vest at the end of a performance measurement period is based on a predetermined scale. If the Total Shareholder Return for any performance measurement period is between 101% and 109%, then 80% of a target award will vest. If the Total Shareholder Return for any performance measurement period is between 96% and 100%, then 50% of a target award will vest. If the Total Shareholder Return for any performance measurement period is between 91% and 95%, then 20% of a target award will vest. If the Total Shareholder Return for any performance measurement period is 90% or less, none of the target award will vest.

In the event of a change of control of the Company (as defined in the Long-Term Incentive Plan), any performance measurement period will be deemed to end as of the last day of the month before the effective date of such change of control for the purposes of determining the total number of restricted stock units which may be earned for each award under the Long-Term Incentive Plan; however, such awards will not be deemed fully vested until the end of the original performance measurement period. If within 18 months after a change of control a participant’s employment is terminated by the Company other than for cause (as defined in the Long-Term Incentive Plan), death or disability, or by the participant for good reason (as defined in the Long-Term Incentive Plan), all outstanding awards under the Long-Term Incentive Plan held by such participant shall immediately vest and become payable. In the event of any other termination of a participant’s employment following a change of control, such participant shall forfeit the right to receive all outstanding awards not vested as of the date of such termination. In the event that following a change of control, no common stock of the Company remains and the surviving corporation or its ultimate parent does not agree to convert the awards into restricted stock units of the surviving corporation or its ultimate parent, then the awards shall be converted into a cash value based on the fair market value of one share of the Company’s common stock in the change of control transaction.

The selection of participants, granting of awards and all determinations and interpretations and relating to the vesting and calculation of each Total Shareholder Return will be made by the Company’s Compensation Committee. All decisions relating to a determination of cause under the Long-Term Incentive Plan shall be made by the Company’s Board of Directors.

All awards made under the Long-Term Incentive Plan constitute Deferred Stock Awards under the Company’s Third Amended and Restated 1996 Stock Option and Grant Plan (the “1996 Plan”) and shall be granted under, and subject to, the terms of the 1996 Plan.

The foregoing discussion is qualified in its entirety by reference to the copy of the Long-Term Incentive Plan, which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ANSYS, Inc. Executive Severance Plan

Also on February 17, 2010, the Compensation Committee of the Company approved the ANSYS, Inc. Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides for Maria T. Shields, the Company’s Chief Financial Officer, Joseph C. Fairbanks, Jr., the Company’s Vice President, Worldwide Sales and Support and Brian C. Drew, the Company’s Vice President, Central Development Unit, along with the Company’s Vice President, General Counsel & Secretary, the Company’s Vice President, Physics Business Unit and the Company’s Vice President, Human Resources and such other officers as are designated by the Compensation Committee of the Company from time to time (together, the “Covered Executives”) to receive payments in the event of a termination of their employment with the Company under certain scenarios.

In the event that a Covered Executive’s employment is terminated by the Company at any time, other than for cause (as defined in the Executive Severance Plan), death or disability, the Covered Executive will be entitled to receive six month’s base salary and any earned, but unpaid, portion of the Covered Executive’s target bonus award as of the date of such termination together in one lump-sum payment. The Company will also continue to provide health and dental coverage to the Covered Executive on the same terms and conditions as if the Covered Executive were an active employee for 12 months following the termination date and will provide up to $15,000 reimbursement for outplacement services within 12 months of the termination date.

In the event that a Covered Executive’s employment is terminated within 18 months of a Change of Control (as defined in the Executive Severance Plan) either by the Company for any reason other than cause, death or disability or by the Covered Executive for good reason (as defined in the Executive Severance Plan), the Covered Executive will be entitled to receive the amount of the Covered Executive’s base salary and an amount equal to the Covered Executive’s target bonus award at the time of such termination together in one lump-sum payment. The Company will also continue to provide health and dental coverage to the Covered Executive on the same terms and conditions as if the Covered Executive were an active employee for 12 months following the termination date and will provide up to $15,000 reimbursement for outplacement services within 12 months of the termination date. In addition, all outstanding stock options and stock-based awards held by the Covered Executive will immediately accelerate and become exercisable or nonforfeitable, as applicable, as of the date of such a termination.

The benefits described above will be subject to the Covered Executive entering into a general release of claims with the Company within 45 days of the termination. All decisions relating to cause and the determination of earned portions of a Covered Executive’s target bonus will be made by the Company’s Board of Directors.

The foregoing discussion is qualified in its entirety by reference to the copy of the Executive Severance Plan, which is being filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	ANSYS, Inc. Long-Term Incentive Plan.

10.2	ANSYS, Inc. Executive Severance Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANSYS, INC.

Date: February 23, 2010	By:	/s/ Sheila S. DiNardo
Sheila S. DiNardo – Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	ANSYS, Inc. Long-Term Incentive Plan.

10.2	ANSYS, Inc. Executive Severance Plan.